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                          EXHIBIT 23.2
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                                                                Exhibit 23.2
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                      Accountants' Consent



The Board of Directors:

We consent to incorporation by reference in this registration statement on Form S-8 of Union Pacific Corporation relating to the Southern Pacific Rail Corporation Thrift Plan of our report dated June 26, 1996, relating to the statements of net assets available for plan benefits (modified cash basis) of Southern Pacific Rail Corporation Thrift Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits (modified cash basis), for the years then ended and the related supplemental schedules, which report appears in the December 31, 1995 annual report on Form 11-K of Southern Pacific Rail Corporation Thrift Plan. Our report notes these financial statements and supplemental schedules were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.


                               /s/ KPMG Peat Marwick LLP
                               ------------------------
                               KPMG Peat Marwick LLP


San Francisco, California
September 30, 1996